Exhibit 10.5

March 26, 2004

TO :        The Bank of Nova Scotia,. As Agent and to each

Lender under the Credit Agreement referred to below

Re:         Request for amendment – Interest Coverage Ratio

Dear Sirs:

Reference is made to the Credit Agreement dated as of February 5, 2003 among Cascades Inc., Cascades Boxboard Group Inc., Cascades SPG Holding Inc., Cascades Boxboard U.S. Inc., Cascades G.P.S. S.A., Cascades S.A., and Cascades Arnsberg GmbH, as Borrowers, The Bank of Nova Scotia, as Agent and the Lenders from time to time party thereto (such agreement, as amended by a first amending agreement dated March 31, 2003 and two letters of agreement dated December 17, 2003 and January 22, 2004, respectively, and as same may be further amended, supplemented or restated from time to time, is hereinafter referred to as the “Credit Agreement”).

We hereby request that Section 14.2 of the Credit Agreement be replaced, as of and from March 31, 2004, with the following Section:

“14.2 Interest Coverage Ratio

Cascades must maintain at all times, on an adjusted consolidated basis, an Interest Coverage Ratio of not less than:

-   2.00 : 1 until March 31, 2004;

-   1.75 : 1 from April 1, 2004 to September 30, 2004;

-   2.00 : 1 from October 1, 2004 to December 31, 2004;

-   2.25 : 1 from January 1, 2005 to March 31, 2005;

-   2.50 : 1 thereafter.”

At our annual review meeting to be held on April 8, 2004, we intend to discuss further our projections for 2004 and their impact on our Interest Coverage Ratio.

Upon execution of this Agreement, Cascades shall pay to the Agent an amendment fee of 5 basis points calculated on the aggregate of the total Commitments of the Lenders who shall have consented in writing to this Agreement on or before 12:00 noon April 22, 2004 (such fee to be distributed so such Lenders pro rata to their total Commitments).

Please indicate your consent to this amendment by signing in the space below, and kindly return same to the Agent by 12:00 noon, April 22, 2004.  Please send your response to the attention of Kim Snyder by fax at (416) 866-3329.

Upon receipt of the consent of the Majority Lenders, this amendment will be effective as of and from March 31, 2004.

Yours very truly,

CASCADES INC.

CASCADES SPG HOLDING INC.

CASCADES G.P.S. S.A.

CASCADES ARNSBERG GmbH

Per:	(s) André Belzile
André Belzile
Vice-President and Chief Financial
Officer

(Form of consent on the following pages)

WE AGREE TO THE ABOVE

THE BANK OF NOVA SCOTIA, as Lender		NATIONAL BANK OF CANADA, as Lender

Per:	(s) David Angel	Per:	(s) Yvon Laplante
	Director		Vice President and Manager
		Per:	(s) Jeffrey Forgach
Assistant Vice President

CANADIAN IMPERIAL BANK OF COMMERCE, as Lender		CIBC INC., as designated Lender

Per:	(s) Scott Curtis	Per:	(s) Geraldine Kerr
	Executive Director		Executive Director

CITIBANK, N.A. Canadian Branch, as Lender		CITICORP NORTH AMERICA, INC., as designated Lender

Per:	(s) Isabelle Côté	Per:	(s) Daniel J. Brill
Managing Director

BNP PARIBAS (CANADA), as Lender		BNP PARIBAS, as designated Lender

Per:	(s) Frank L. Shaw	Per:	(s) Frank L. Shaw
Per:	(s) Edouard Sinor	Per:	(s) Edouard Sinor

COMERICA BANK, as Lender		SOCIÉTÉ GÉNÉRALE (CANADA), as Lender

Per:	(s) Monica Lewis	Per:	(s) David Daldoni
(s) Cynthia Hansen

SOCIÉTÉ GÉNÉRALE, as designated Lender		BANK OF MONTREAL, as Lender

Per:	(s) Maria Jackiccio	Per:	(s) Bruno Jarry
	Vice President		Director

CAISSE CENTRALE DESJARDINS, as Lender		THE TORONTO-DOMINION BANK, as Lender

Per:	(s) Pierre Tremblay	Per:	(s) Yves Bergeron
Per:	(s) Francine Champoux

TORONTO-DOMINION (TEXAS) INC., as designated Lender

Per:	(s) Jill Hall
Vice President